Exhibit 10.19

SECURED PROMISSORY NOTE

$200,000	February 28, 2001
Bridgewater, New Jersey

1. Principal Amount. For value received, the undersigned (“Maker”), does hereby promise to pay to the order of Reliant Pharmaceuticals, LLC, a Delaware limited liability company, or its assignee (“Payee”), the principal sum of Two Hundred Thousand Dollars ($200,000) (the “Loan”), upon the terms and conditions set forth herein.

2. Interest.

(a) Accrual of Interest. Interest shall accrue on the unpaid principal of this promissory note (the “Note”) from the date hereof until all amounts due hereunder are paid in full at a fluctuating interest rate per annum equal to the Prime Rate, compounded annually. “Prime Rate” shall mean the rate of interest announced by Bank One, N.A. (or its successors) from time to time as its “Prime Rate.” Interest hereon shall be calculated on the basis of the actual number of days elapsed and a year of 365 days. Payments of interest on the unpaid principal hereof shall be due and payable pursuant to Sections 3 or 4 hereof, as appropriate.

(b) No Usury. It is the intention of Maker and Payee to conform to applicable usury laws, if any. Accordingly, notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, it is agreed as follows: (i) the aggregate of all interest and any other charges constituting interest under applicable law and contracted for, chargeable, or receivable under this Note or otherwise in connection with the obligation evidenced hereby shall under no circumstances exceed the maximum amount of interest permitted by applicable law, if any, and any excess shall be deemed a mistake and cancelled automatically and, if theretofore paid, shall, at the option of Maker, be refunded to Maker or credited on the principal amount of this Note; and (ii) in the event that the entire unpaid balance of this Note is declared due and payable by Payee, then earned interest may never include more than the maximum amount permitted by applicable law, if any, and any unearned interest shall be cancelled automatically and, if theretofore paid, shall at the option of Maker, either be refunded to Maker or credited, to the extent permitted by law, on the principal amount of this Note.

3. Post-Maturity Interest. Any amount of principal and/or interest hereon which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said principal and/or interest amount is paid in full, at the lesser of (a) an interest rate equal to two percent (2%) per annum in excess of the interest rate set forth in Section 2(a) hereof and (b) the highest rate of interest allowable under applicable law.

4. Payments.

(a) Principal; Interest and Enforcement Costs. Subject to Sections 5(b) and 7 below, (i) the outstanding principal amount of this Note, (ii) all accrued and unpaid interest thereon and (iii) all of Payee’s costs and expenses (including reasonable fees and expenses of Payee’s attorneys, accountants and other professional commitments) of enforcing this Note (“Enforcement Costs”), shall be due and payable in full on the earliest to occur of (A) the fifth anniversary of the date hereof, (B) any acceleration of the Obligations pursuant to Section 7 below, (C) 90 days following the termination of Maker’s employment with Reliant Pharmaceuticals, LLC (the “Company”) (I) by the Company without Cause (as defined in the Company’s Equity Incentive Plan), (II) by the Maker for good reason (as determined by the Compensation Committee of the Board of Managers of the Company), or (III) upon the death or Disability (as defined in the Company’s Equity Incentive Plan) of the Maker and (D) the termination of Maker’s employment with the Company for any reason other than as set forth in clause (C) of this Section (each such event, the “Maturity”). All amounts due under this Note, including, without limitation, principal, interest and Enforcement Costs are collectively referred to herein as the “Obligations”.

(b) Making of Payments. All payments of the Obligations in respect of this Note shall be made by delivery of a certified or bank cashier’s check or of other immediately available funds and delivered to Payee on the date or dates due at the address of Payee set forth on the signature page hereof, or at such other place as the holder hereof may from time to time designate in writing. Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day (as defined below), such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note. For purposes of this Note, “Business Day” means each day other than a Saturday, a Sunday or any other day on which banking institutions in Newark, New Jersey are authorized or obligated by law or executive order to be closed.

5. Prepayment.

(a) Voluntary Prepayment. Maker, without premium or penalty, may prepay the Obligations in whole or in part upon three (3) Business Days’ prior written notice to Payee.

(b) Mandatory Prepayment. Maker shall promptly prepay the Obligations (i) with 100% of the proceeds of any transfer, sale, disposition, pledge, hypothecation or encumbrance (a “Transfer”) of all or any portion of Maker’s equity interest in the Company (whether owned directly or indirectly), (ii) to the extent of all after-tax proceeds of any distribution received by Maker in respect of or on account of Maker’s equity interest in the Company (whether owned directly or indirectly), exclusive of distributions made expressly to pay income taxes of Maker with respect to Maker’s investment in the Company and (iii) to the extent of 50% of after-tax proceeds of any bonus payments made by the Company or its subsidiaries to Maker. To the extent practicable, Maker hereby instructs the Company to pay over all amounts subject to mandatory prepayment under this Section 5(b) directly to the Payee, and such payments shall be deemed to have been made to the Maker by the Company and then paid by Maker to Payee.

(c) Application of Prepayment Proceeds. All proceeds of any prepayments made pursuant to this Section 5 shall be applied first to the payment of Enforcement Costs, second to the payment of accrued but unpaid interest hereon and third to the payment of the outstanding principal balance of this Note.

6. Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

(a) Principal Payment Default. Maker shall fail to pay the outstanding principal amount due hereunder, or any portion thereof within (5) days of when due, whether at Maturity, at such earlier date as is required by Sections 5(b) and/or 7, or otherwise;

(b) Interest and Enforcement Cost Payment Default. Maker shall fail to pay any interest which has accrued hereunder or any Enforcement Costs within (5) days of when due;

(c) Dissolution; Termination. The dissolution, termination and/or liquidation of the Company;

(d) Covenant Default. Maker shall default in the observance or performance of any covenant or agreement contained in this Note (other than those set forth in Sections 6(a), 6(b), 6(c), 6(e), 6(f), 6(g) and 6(h)) and such default shall not of its nature be curable by Maker, or if such default shall be curable, such default shall continue uncured for a period of ten (10) days after receipt by Maker of written notice from Payee to such effect;

(e) Bankruptcy, etc. Maker becomes insolvent or generally fails to pay, or admits in writing his inability or refusal to pay, his debts as they become due; or Maker’s application for, consent to or acquiescence in, the appointment of a trustee in bankruptcy, receiver or other custodian for Maker or any of his property or assets, or Maker’s making a general assignment for the benefit of his creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Maker or for a substantial part of his property or assets and such appointment is not discharged within 60 days thereafter; or any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any liquidation proceeding is commenced in respect of Maker and, if such case or proceeding is not commenced by Maker, it is either (i) consented to or acquiesced in by Maker, or (ii) remains undismissed for 60 days;

(f) Default under Other Obligations to the Company. Maker defaults on any obligations of Maker to the Company (or its subsidiaries) under any agreements between the Company (and/or its subsidiaries) and the Maker relating to Maker’s employment or engagement by the Company (and/or its subsidiaries), including without limitation, the Company’s Equity Incentive Plan, which default has not been cured during any applicable cure period provided in such agreements;

(g) Default under Collateral Assignment. Maker defaults under the Collateral Assignment dated as of the date hereof (the “Collateral Assignment”) made by the Maker in favor of the Payee;

(h) Use of Proceeds. Use of the proceeds of the Loan for any purpose other than payment of the exercise price upon the “early exercise” of Maker’s options to acquire Class One Common limited liability company units from the Company;

7. Remedies. Upon or at any time after the occurrence of an Event of Default specified in Sections 6(a), 6(b), 6(c), 6(d), 6(f), 6(g) or 6(h) hereof, the Obligations shall, at the option of Payee, become due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by Maker, anything in this Note to the contrary notwithstanding. Upon the occurrence of an Event of Default specified in Section 6(e) hereof, the Obligations shall thereupon and concurrently therewith become due and payable. The Maker and every endorser or guarantor hereof agrees, subject only to any limitation imposed by law, to pay on demand all expenses, including reasonable attorneys’ fees, disbursements and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise, in addition to any other remedy available in law or equity.

8. Waivers. Maker and every endorser and guarantor of this Note hereby jointly and severally waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof that no such extension or other indulgence, and no substitution, release or surrender of collateral, and no discharge or release of any other party primarily or secondarily liable hereof, shall discharge or otherwise affect the liability of Maker. No delay or omission on the part of holder in exercising any right hereunder shall operate as a waiver of any such right, and the waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

9. Security. This Note is secured by Maker’s equity interests in the Company pursuant to the Collateral Assignment.

10. Transfer of Note. Until notified by Payee in writing of the transfer of this Note, Maker shall be entitled to deem Payee or such person who has been so identified by Payee in writing to Maker as the owner and holder of this Note.

11. Notices. Every notice or other communication required or desired to be given hereunder shall be in writing and shall be delivered either by personal delivery, telegram, a nationally recognized courier service, postage-prepaid certified or registered mail, return receipt requested, or facsimile transmission with acknowledgment of receipt, addressed to the party to whom intended at the address set forth on the signature page attached to this Note or at such other address as the intended recipient previously shall have designated by written notice. Notice by courier or certified or registered mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or similar acknowledgment, or the date of attempted delivery where delivery is refused by the intended recipient. All notices and communications delivered in person shall be deemed to have been delivered to and received by the addressee, and shall be effective, on the date of personal delivery. Any notice transmitted by telegram or facsimile transmission shall be deemed to have been delivered to and received by the addressee, and shall be effective, on the date said notice is delivered to the telegram company for transmission or received by the recipient, respectively.

12. Governing Law. This Note shall be governed and construed and the rights and liabilities of the parties hereto shall be determined in accordance with the internal laws of the State of New Jersey, without regard to the conflict of laws principles thereof.

13. Jurisdiction; Service of Process. Maker hereby submits to the nonexclusive jurisdiction of the United States Federal and State of New Jersey courts for all purposes of or in connection with this Agreement; provided that nothing in this Agreement shall affect Payee’s right to bring any action or proceeding against Maker or Maker’s property in the courts of any other jurisdiction. Maker hereby consents to process being served in any suit, action or proceeding of the nature referred to above either (a) by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address shown below its signature hereto or (b) by serving a copy thereof upon Maker’s authorized agent for service of process (to the extent permitted by applicable law, regardless whether the appointment of such agent for service of process for any reason shall prove to be ineffective or such agent for service of process shall accept or acknowledge such service); provided that, to the extent lawful and practicable, written notice of said service upon said agent shall be mailed by registered or certified mail, postage prepaid, return receipt requested, to Maker at Maker’s address shown below its signature hereto. Maker agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to Maker. Nothing herein shall affect Payee’s right to serve process in any other manner permitted by law, or limit Payee’s right to bring proceedings against Maker in the courts of any other jurisdiction.

14. Waiver of Jury Trial. MAKER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

15. Recourse. Maker acknowledges that the obligations of Maker to Payee under or in connection with this Note are recourse to Maker as to 100% of the accrued interest hereon and 50% of any principal balance. For the purposes of clarification and not in limitation of Payees rights hereunder, in the event that Maker fails to pay all the obligations hereunder when due and, the value of the collateral under the Collateral Assignment does not fully defease Maker’s obligations hereunder, Payee shall have recourse to Maker’s assets (in addition to the assets assigned pursuant to the Collateral Assignment) to the extent of any deficiency up to 100% of any accrued interest and 50% of the Loan.

16. Assignment. This Note and all rights and remedies hereunder shall be fully assignable by Payee and, following such assignment, any such assignee shall be deemed the “Payee” for all purposes hereunder. Neither this Note nor any obligations or duties hereunder may be sold, assigned or delegated by the Maker without the prior written consent of the Payee.

17. Distribution Instructions. Maker hereby instructs Payee to make payment of all amounts borrowed hereunder by Maker directly to the Company in payment of the exercise price upon the “early exercise” of Maker’s options to acquire Class One Common limited liability company units from the Company.

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IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the day and year first above written.

MAKER:

Keith Rotenberg

Address:

PAYEE’S ADDRESS:

Reliant Pharmaceuticals, LLC
721 Route 202/206 South
Mack/Cali Building, 1st Floor
Bridgewater, New Jersey 08807
Attention: Chief Financial Officer
Telecopy No.: 908/526-5521

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE IN FAVOR OF RELIANT

PHARMACEUTICALS, LLC]